Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Immunocore Holdings plc
(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee(4)
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, nominal value $0.002 per share(1)	Rule 457(c)	3,352,357	$33.50	$112,303,959.50	0.0000927	$10,410.58
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A
	Total Offering Amounts					$112,303,959.50		$10,410.58
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$10,410.58

(1)
These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-252487).

(2)	This prospectus supplement relates to the resale or other distribution by the selling shareholders referenced herein of up to 3,352,357 ordinary shares represented by ADSs.

(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per ADS and proposed maximum aggregate offering price are calculated on the basis of $33.50, the average of the high and low sale price of the ADSs on the Nasdaq Global Select Market on May 4, 2022.

(4)
Payment of the registration fee at the time of filing of the registrant’s registration statement on Form F-3, filed with the Securities and Exchange Commission on April 4, 2022 (File No. 333-264105), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in such registration statement.